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                            LICENSE - LICENSE CLASS 4


                  FOR THE OPERATION OF VOICE TELEPHONE SERVICE

           ON THE BASIS OF A SELF-OPERATED TELECOMMUNICATIONS NETWORK


The Regulatory authority for Telecommunications and Postal Services (Reg TP, Licensor), in response to the application dated September 3, 1998, under the terms of Section 6, Paragraph 2, No. 2, in connection with Section 8, Paragraphs 1 to 3 and Section 50, Paragraph 2, Clause 1 of the Telecommunications act (TKG) of July 25, 1996 (Bundesgesetzblatt I, p.1120) from


                                 COMPLE TEL GMBH

                       HOHENSTAUFENRING 62, 50 674 COLOGNE
                                   (LICENSEE)


(hereinafter designated "the Licensee") hereby issues a license in License Class 4 for the operation of voice telephone service on the basis of self-operated telecommunications networks.

The application dated September 3, 1998, is a component of this license.

This license is recorded under No. 98 04 0657.

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1.   SUBJECT OF THE LICENSE

1.1  SCOPE OF APPLICATION

     With this license, the Licensee receives the right, under the terms of the Telecommunications Act and the legal orders based on said Act, to offer voice telephone service on the basis of self-operated telecommunications networks in the context of License Class 4 in the License Territory.

     This License does not include the right to operate transmission links.

1.2  GEOGRAPHIC TERRITORY

     The License Territory of the territory of the cities of:

     -    Berlin
     -    Munich
     -    Frankfurt am Main

2.   INCIDENTAL PROVISIONS

2.1  MODIFICATIONS TO THE COMMERCIAL REGISTER

     The Licensor must be notified immediately of any modifications in the information recorded in the Commercial Register, which notification must be accompanied by a copy of a certified extract from the Commercial Register. This information is required to determine whether the license requirements set forth in Section 8, paragraph 3, Clause 2, No. 2 TKG are still met, and to ensure compliance with the Licensee's obligations in the event of a transformation and/or change in ownership of the Licensor under Section 9 TKG.

2.2  Safety Officer and Documents Required under Section 87 Paragraph 2 TKG

     Before beginning operation of the service, the Licensee must designate the Safety Officers, submit the documents stipulated in Section 87, Paragraph 2, TKG, and provide the statement stipulated by Section 87 paragraph 2, Clause 2 TKG.

3.   ADDITIONAL INFORMATION

3.1  TECHNICAL IMPLEMENTATION OF MONITORING MEASURES STIPULATED BY SECTION 88
     TKG

     It is expressly noted that the technical configuration of the equipment for the implementation of legally required measures for monitoring telecommunications under Sections 88, Paragraph 2, Clause 1, requires the approval of the regulatory authorities. The operation of the telecommunications systems before the demonstration that the approval requirements have been met in the context of the acceptance procedure is a violation of Sections 88 Paragraph 2, Clause 4, together with Section 96, Paragraph 1, No. 13 and 14 TKG, and may result in the revocation of the license under the terms of Section 15 TKG.

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3.2  FEE

     The License is issued in exchange for a fee as stipulated in Section 16, Paragraph 1, Clause 1 TKG. The fee, on the basis of the Telecommunications License Fee Order (TKLGebV) dated July 28, 1997 (BGBl. I, p. 1936) issued on the basis of Section 16, Paragraph 1, No. 2, TKG, shall be determined by a separate decision.

3.3  FUTURE AMENDMENTS OR ADDITIONS TO INCIDENTAL PROVISIONS

     This License may be provided with additional incidental provisions after it has been issued, as stipulated in Section 8, Paragraph 2, Clause 2, TKG.

3.4  MISCELLANEOUS

     It is expressly noted that the remaining provisions of the Telecommunications Act also apply.

                             NOTICE OF RIGHT OF APPEAL

An appeal may be filed against this Decision within one month of its release, with the Administrative Court of Cologne, Appellhofplatz, 50667 Cologne, in writing or in person with the Court Documents Officer. The appeal must indicate the name of the appellant, the respondent and the subject of the appeal. It must contain a specific request. The facts and evidence produced in support of the appeal must be indicated. The appeal and the documents must be attached in a sufficient number of copies that all the parties involved can receive a copy. The appeal has no suspensory effect.

Regulatory Authority for
Telecommunications and Postal Services            Mainz, March 8, 1999

[signature]
Zufall                           [Seal]